Exhibit 10.36


                                    SUBLEASE
                                    --------

      This Sublease ("Sublease") is entered into as of the 1st day of January, 2009, by and between BKF Capital Group, Inc., a Delaware corporation, whose address is One North Federal Highway, Boca Raton, FL 33432 (hereinafter referred to as "Sublessee") and 1st United, LLC, a Florida limited liability company, whose address is One North Federal Highway, Boca Raton, FL 33432 (hereinafter referred to as "Sublessor"). This Sublease is joined in for the limited purposes hereinafter set forth by One North Federal, Ltd. (the "Landlord").

      WHEREAS, Landlord and Sublessor entered into that certain Lease dated as of the 21st day of April, 2003 (the "Prime Lease"), wherein Sublessor was "Tenant" and One North Federal, Ltd. as "Landlord." Landlord shall be referred to in this Sublease as "Lessor."

      WHEREAS, Sublessee desires to sublease a portion of the second floor of the Premises, as more specifically identified in Exhibit "A" attached hereto and made a part hereof (the "Sublease Premises"), from the Sublessor upon the terms and conditions hereinafter set forth and Sublessor desires to sublease said Sublease Premises to Sublessee.

      NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of Ten Dollars and 00/100 ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound, do hereby agree as follows:

      1. Recitals. The recitals set forth above are true and correct and are hereby incorporated herein by this reference.

      2. Sublease. Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, the Sublease Premises, subject to the terms and conditions herein set forth.

      3. Term. The initial term of this Sublease shall be for a period of thirty-six (36) full calendar months (the "Sublease Term") beginning on January 1, 2009 (the "Sublease Commencement Date"). In accordance with the preceding, the term of this Sublease shall end on December 31, 2011.

      4. Sublease Premises. The Sublease Premises consists of two thousand twenty-seven (2,027) rentable square feet for all purposes under this Sublease. Sublessor and Sublessee agree that the rentable square footage includes a portion of the common areas allocable to Sublessor under the Prime Lease, and such rentable square footage is a final determination and may not be challenged or altered for any reason whatsoever. Sublessee shall use the Premises for professional offices and financial services.

      5. Rent. Sublessee shall pay to Sublessor throughout the term of this the Sublease base annual rentals per rentable square foot for the Sublease Premises, as follows:

                                                      Annual Base      Monthly
        Period                          Rate             Rent        Installment
        ------                          ----          -----------    -----------
January 1, 2009 through
  December 31, 2009:                $14.00 per sq.     $28,378.00     $2,364.83
                                    ft.

January 1, 2010 thru
  December 31, 2010:                $15.00 per sq.     $30,405.00     $2,533.75
                                    ft.

January 1, 2011 thru
  December 31, 2011:                $16.00 per sq.     $32,432.00     $2,702.67
                                    ft.

In addition to Base Rent, Sublessee shall pay to Sublessor any and all sales, use, transaction, or comparable tax(es) applicable thereto. Said base annual rental shall be subject to adjustment as hereinafter provided in this Sublease. It is expressly provided, however, that so long as Sublessee shall not be in default of its obligations under this Sublease, such Base Rent and the tax(es) thereon shall, for the convenience of Sublessee, be payable in equal monthly installments in advance, without demand, deduction or setoff, on or before the first day of each calendar month during the term of this Sublease. However, upon a default by Sublessee of any of its obligations hereunder, the Base Rent for the balance of the then current calendar year of the term of this Sublease together with the aggregate of the annual rentals for the remainder of the calendar years of the term of this Sublease, as provided hereinbelow, shall be immediately due and payable. The term Default in the Sublease shall have the same meaning as ascribed to it in Paragraph 17 of the Prime Lease. If this Sublease commences on a day other than the first day of a calendar month, the monthly Base Rent for the fractional month shall be appropriately prorated.

a. Sublessee recognizes that late payment of any Rent or other sum due hereunder from Sublessee to Sublessor will result in administrative expense to Sublessor, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Sublessor therefore agrees that if Rent or any other payment due hereunder from Sublessee to Sublessor remains unpaid ten (10) days after the same is due, the amount of such unpaid Rent or other payment shall be increased by a late charge to be paid Sublessor by Sublessee in an amount equal to five percent (5%) per month of the amount of the delinquent Rent or other payment. The amount of the late charge to be paid to Sublessor by Sublessee for any particular month shall be computed on the aggregate amount of delinquent Rent and other payments, including all accrued late charges then outstanding. Sublessee agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Sublessor as a result of such late payment by Sublessee and may be charged by Sublessor to defray such loss and expense.

b. Rent Commencement Date is the date specified in Paragraph 3 hereof for the Sublease Commencement Date and the date upon which the first rental payment hereunder becomes due.

c. The Sublessor will receive monthly from Sublessee the equivalent of six and one half percent (6 1/2%) of all amounts paid as Rent hereunder which sum is paid to the State of Florida by the Sublessor. This six and one half percent (6 1/2%) rate is accountable by the Sublessor to the State of Florida under the Florida Sales Tax Statute. The Sublessor receives no monetary benefit from the collection and disbursement of this charge. Therefore, to satisfy this obligation, Sublessee shall pay to Sublessor, in addition to the Rent agreed to by the parties, six and one half percent (6 1/2%) of all amounts paid as Rent hereunder. Should such tax rate change under the Florida Sales Tax Statute, the Sublessor will receive monthly from Sublessee the amount reflective of appropriate charges. Sublessee shall pay Sublessor in conjunction with all sums due hereunder, any and all applicable sales, use or other similar tax and any interest or penalties assessed therein ("Sales Tax") simultaneously with such payment.

d. In addition to the Base Rent, Sublessee shall pay without, demand, deduction, or setoff as "Additional Rent" (which amounts along with any other amounts or charges which may become due or payable by Sublessee to Sublessor may collectively or separately be referred to as "Rent" hereunder), Sublessee's Proportionate Share of the Operating Expenses of the Building delivered by Sublessor to Landlord under the Lease. Sublessee's proportionate share is that amount which is equivalent to the percentage determined by dividing the rentable square feet in the Sublease Premises by the total rentable square feet under the Lease upon which operating expenses are calculated.

e.    For the purposes of this Sublease, Sublease Year shall mean each twelve
      (12) month period beginning on the Sublease Commencement Date and each anniversary of the Commencement Date (or the first day of the succeeding calendar month following the month in which the Sublease Commencement
      Date occurs should such date be on any day after the first day of a calendar month), and extending until the last day of each twelve (12) full calendar month period thereafter.

f. Provided Sublessee faithfully performs all terms and conditions of the Sublease during the term of this Sublease, Sublessee's obligation to pay Base Rent under this Sublease shall be abated in months one (1), two (2) and (3) in the aggregate amount of Seven Thousand Ninety-Four and 50/100 ($7,094.50) Dollars. If Sublessee at any time breaches any term or covenant required to be performed by Sublessee under this Lease, Sublessor may, in addition to all other rights or remedies it may have, rescind the abatement and receive all the Base Rent which Sublessor would have otherwise received from Sublessee had there been no period of abatement. The herein granted abatement shall apply to payment of Base Rent only, and shall not be applicable to Additional Rent or any other charges, expenses or costs payable by Sublessee under this Sublease. Sublessor's failure to rescind the abatement of Base Rent provided for hereunder as a result of any default by Sublessee shall not be deemed to be a waiver of Sublessor's right to so rescind on any subsequent default by Sublessee.

      6. PREPAID RENTS AND SECURITY DEPOSIT. Sublessee has deposited with Sublessor and Sublessor acknowledges receipt of the sum of Ten Thousand Seven Hundred Three and 83/100 Dollars ($10,703.83) which shall be held by Sublessor, without accrual of interest, as prepaid rent on account of the first and last months' Base Rent, estimated Additional Rent and sales tax ("Gross Rent") of this Sublease, together with the sum of Five Thousand Five Hundred and 00/100 Dollars ($5,500.00) which shall be held by Sublessor as a security deposit. If any of the rents herein reserved or any other sum payable from Sublessee to Sublessor hereunder shall be overdue or unpaid, or should Sublessor make payments on behalf of Sublessee, or if Sublessee shall fail to perform any of the terms of this Sublease, then Sublessor, at its option and without prejudice to any other remedy which Sublessor may have on account thereof, may appropriate and apply said entire amount, or so much thereof as may be necessary to compensate Sublessor, toward the payment of any rent or additional sum due hereunder or to any loss or damage sustained by Sublessor due to such breach on the part of Sublessee; and Sublessee shall forthwith upon demand restore said rents to the original sum deposited.

      7. Assumption of Obligations and Covenants. The terms of the Prime Lease are hereby incorporated herein and made a part of this Sublease. The Sublessee shall comply with all of the terms, conditions and provisions of the Prime Lease which are to be observed and performed during the term hereof by the Sublessor as Lessee under the Lease. It is hereby acknowledged and agreed that the Lessor has previously complied with all obligations set forth in the Prime Lease.

      8. "AS IS"/FURNITURE IN PREMISES. Sublessee hereby accepts the Sublease Premises, the Building and all improvements, "AS IS," with no representation or warranties with respect thereto. Sublessee may utilize the furniture, fixtures and equipment in the Sublease Premises during the term of the Sublease, without representation, warranty, recourse or replacement obligation of Sublessor (see inventory list - Exhibit B). On the expiration date or sooner termination of this Sublease, Sublessee shall return all furniture in the Premises to Sublessor in the same condition as delivered subject to normal wear and tear.

      9. Attornment. In the event of cancellation or termination of the Lease prior to the expiration date thereof, and prior to the expiration date of this Sublease or any extensions and renewals hereof, or in the event of the surrender thereof, whether voluntary, involuntary or by operation of law, the Sublessee shall make full and complete attornment to the Landlord for the balance of the term of this Sublease, including any extensions or renewals hereof, on the same terms and conditions as are contained herein, so as to establish direct privity of estate and contract between the Landlord and the Sublessee and with the same force and effect as though this Sublease was originally made directly from the Landlord to the Sublessee. The Sublessee shall continue to make all rent payments thereunder directly to the Landlord. The Landlord hereby agrees that, in the event of the cancellation, termination, expiration or surrender of the Lease, the Landlord will accept the Sublessee as its Lessee for a period equal to the full unelapsed portion of the term of this Sublease, including any extensions and renewals hereof, and on the same terms and conditions as are contained herein, and the Landlord will thereafter become the Sublessor under this Sublease.

      10. Assignment/Subletting. Sublessee shall not assign this Lease nor any rights hereunder, nor let or sublet all or any part of the Sublease Premises, nor suffer or permit any person or corporation to use any part of the Sublease Premises, without first obtaining the express written consent of Sublessor, which shall not be unreasonably withheld. Should Sublessor consent to such assignment of this Lease, or to a sublease of all or any part of the Sublease Premises, Sublessee does hereby guarantee payment of all rent herein reserved until the expiration of the term hereof and no failure of Sublessor to promptly collect from any assignee or sublessee, or any extension of the time for payment of such rents, shall release or relieve Sublessee from its guaranty of obligation of payment of such rents. Sublessee shall be permitted to sublet or license portions of the Sublease Premises to be used and/or occupied by subtenants, licensees and/or concessionaires of Sublessee, upon notice to Sublessor and for which Sublessor's consent shall not be required, provided that all such subtenants, licensees and/or concessionaires: (i) shall use the Sublease Premises only for the Permitted Uses, or for such other uses as shall be consented to by Sublessor, and (ii) shall use and occupy the Sublease Premises in accordance with the terms and conditions of the Prime Lease, and the Rules and Regulations made a part hereof.

      11. No Release of Sublessor. Notwithstanding the Joinder of Landlord herein, it is specifically understood and agreed that Sublessor is not released from any of its obligations as Tenant under the Lease, pursuant to anything set forth in this Sublease. Landlord and Sublessor shall consummate their arrangement pertaining to this Sublease by separate agreement.

      12. Further Assurances. Sublessor and Sublessee agree to cooperate with each other in order to take all actions necessary as a result of this Sublease.

      13. Estoppel. Sublessor hereby warrants and represents to Sublessee that it is not in default under the Prime Lease, and that the Prime Lease is in full force and effect in accordance with its terms and conditions.

      14. Notices. Any and all notices and any other correspondence between Sublessor and Sublessee with regard to the Sublease Premises shall also be simultaneously sent to Landlord at the addresses set forth in the Prime Lease. The notice addresses for Sublessor and Sublessee shall be those first set forth in this Sublease. Notices shall be sent as provided for in the Prime Lease.

      15. Limitations. In the event of any litigation arising out of the subject matter of this Sublease, the prevailing party shall be entitled to attorneys' fees and costs at all trial and appellate levels.

      16. Waiver and Modification. No waiver or modification of any provision of this Sublease shall be effective unless it is in writing and signed by the party hereto against whom it is asserted and Landlord. Any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver. This Sublease may not be amended or supplemented except by a written instrument executed by all of the parties hereby and joined in by Landlord.

      17. Governing Law and Venue. This Agreement shall be construed and interpreted according to the laws of the State of Florida and venue with respect to any litigation hereunder shall be Palm Beach County, Florida.

      18. Final Agreement. This Agreement constitutes the entire and final agreement between the parties hereto with respect to the subject matter hereof and no agreements or representations unless incorporated into this Agreement shall be binding on any of the parties. Any handwritten provisions set forth herein shall supersede typewritten provisions.

      19. No Broker. Sublessor and Sublessee hereby represent and warrant to each other that neither has dealt with any broker other than Penn-Florida Realty Corporation ("Landlord's Broker") and Lancore Realty, Attention Merv McDonald ("Tenant's Broker"), in connection with this Sublease, and each party agrees to indemnify and hold harmless the other from and against any and all expenses, cost, damage or liability resulting from the claims from any brokers, those claiming to be brokers or those claiming to have performed services in the nature of brokerage or finding services by reason of the indemnifying party's acts.

      20. Extension of Sublease Term. Provided that Sublessee is not in default under this Sublease at the time of the giving of the Option Notice as hereinafter defined, and Sublessee does not default between the time of giving of the Option Notice and the expiration of the Sublease Term, and further provided Sublessee has not assigned or sublet the Sublease Premises in whole or in part, the Sublessee shall have the option (the "Extension Option") to extend the term of the sublease of the Sublease Premises for one (1) additional twelve
(12) month period commencing at the expiration of the Sublease Term (which option period is hereinafter called the "Extended Sublease Term"). The terms of this Sublease during the Extended Sublease Term shall be those which are in effect on the last day of the Sublease Term except that the Base Rent during the Extended Sublease Term shall be Seventeen and no/100 dollars ($17.00) per rentable square foot of the Sublease Premises. Sublessee shall accept the Sublease Premises, the Building and all improvements in "As-Is" condition for the purposes of this Extension Option. To exercise the Extension Option, Sublessee must serve written notice ("Option Notice") to Sublessor at least One Hundred Twenty (120) days prior to the expiration of the Sublease Lease Term ("Notice Date"). Failure to give such notice within said time frame shall render this Extension Option null and void. Promptly after exercise of the Extension Option, Sublessor and Sublessee shall execute an amendment to this Sublease confirming the commencement and termination dates of the Extended Sublease Term.

      21. No Recordation. Sublessor and Sublessee hereby agree that neither shall record this Sublease nor a Memorandum hereof, but that Landlord may, in its sole discretion, record this Sublease or a Memorandum hereof, and Sublessor and/or Sublessee hereby agree to execute any such Memorandum upon request by Landlord.

      22. No Representation; No More Strictly Enforced. Sublessor and Sublessee acknowledge that this Sublease was prepared by counsel for Landlord's Broker, and the Landlord's Broker does not represent either Sublessor or Sublessee, each of which was represented by independent counsel of their choosing. This Sublease shall be construed and enforced in accordance with the laws of the State of Florida, and this Sublease shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Sublessor and Sublessee have contributed substantially and materially to the preparation of this Sublease.

      23. Sublessor will allow Sublessee early access to the Sublease Premises for the express purpose of installing furniture, fixtures and equipment as long as all deposits and prepaid rent has been tendered to Sublessor and all necessary insurance is in effect.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Sublease as of the date first indicated above.

WITNESS:                                         SUBLESSEE:
                                                 BKF CAPITAL GROUP, INC.,
                                                 a Delaware corporation
__________________________________
                                                 By:_________________________
__________________________________
                                                 Title:______________________

                                                 Date:_______________________

WITNESS:                                         SUBLESSOR:
                                                 1st UNITED, LLC,
__________________________________               a Florida  limited  liability
                                                 company
__________________________________
                                                 By:_________________________

                                                 Title:______________________

                                                 Date:_______________________

                              JOINDER BY LANDLORD
                              -------------------


      Landlord's joinder herein is made for the sole and limited purpose of approving the form of the Sublease between 1st United, LLC (the "Sublessor"), and BKF Capital Group, Inc. (the "Sublessee"), and such approval shall in no way limit, modify, or negate any of the terms and conditions of the subject Lease between Landlord and Tenant nor Landlord's confirmation or endorsement of any representations, warranties or other provisions of the Sublease, it being understood that such Lease and liability therefore shall continue unmodified in full force and effect.

WITNESSES:                                       LANDLORD:

                                                 ONE NORTH FEDERAL, LTD.

__________________________________               By:
                                                    ___________________________
                                                    Mark A. Gensheimer
__________________________________                  President
                                                    Genmark Properties, Inc.
                                                    Managing Member
                                                    One North Federal, LLC
                                                    General Partner
                                                    One North Federal, Ltd.

                                                 Date:
                                                      _________________________

                      EXHIBIT "A" - SUBLEASE PREMISES

                          A PORTION OF SUITE _____

 Consisting of 2,027 Rentable Square Feet for all purposes under the Sublease.


                      [LAYOUT OF FLOOR PLAN APPEARS HERE]

                                  EXHIBIT "B"


                              FURNITURE INVENTORY

Kitchen:        1 round table
                4 chairs
                Large refrigerator

Open Area:      1 five drawer legal filing cabinet
                1 two drawer legal filing cabinet

East Office:    1 desk
                1 credenza
                1 executive chair
                2 side chairs

2nd Office:     1 two drawer legal filing cabinet
                1 side chair
                1 executive chair

3rd Office:     1 desk
                1 credenza
                1 executive chair
                2 side chairs

Corner Office:  1 desk
                1 credenza
                1 executive chair
                2 side chairs
                1 two drawer legal filing cabinet

Conference:     1 desk
                1 credenza with filing cabinets
                1 executive chair
                2 side chairs

Reception:      1 desk
                1 credenza
                1 executive chair
                2 side chairs